EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 13, 2013 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended September 30, 2013 of Integrated Silicon Solution, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

San Francisco, California

December 13, 2013